Exhibit 99.1

PATHMARK STORES, INC.
200 MILIK STREET
CARTERET, NEW JERSEY 07008

FOR IMMEDIATE RELEASE	CONTACT: HARVEY M. GUTMAN 732-499-4327

PATHMARK ANNOUNCES FOURTH QUARTER AND FULL YEAR
FISCAL 2005 RESULTS

Carteret, New Jersey, April 5, 2006 – Pathmark Stores, Inc. (Nasdaq: PTMK) today reported unaudited results for its fourth quarter and fiscal year ended January 28, 2006.

Sales for the fourth quarter of fiscal 2005 were $993.3 million, a decrease of 0.4% from $996.8 million in the prior year’s fourth quarter. Same-store sales decreased 0.8% in the fourth quarter of fiscal 2005. The Company reported a net loss of $14.6 million, or $0.28 per diluted share, in the fourth quarter of fiscal 2005 compared to a net loss of $301.6 million, or $10.03 per diluted share, in the prior year’s fourth quarter. The results for the fourth quarter of fiscal 2005 and fiscal 2004 included the adjustments listed in Table C. Excluding these adjustments, the fourth quarter of fiscal 2005 net loss would have been $9.0 million, or $0.17 per diluted share, and the fourth quarter of fiscal 2004 net earnings would have been $1.3 million, or $0.04 per diluted share. Adjusted EBITDA in the fourth quarter of fiscal 2005 (which is reconciled to the net loss in Table E) decreased from $45.4 million to $27.0 million, primarily due to higher shrink and higher SG&A, particularly in energy-related costs.

John Standley, Chief Executive Officer, said, “Fiscal 2005 was a year of transition. The first half was focused on the review of strategic alternatives, which led to the Yucaipa transaction. During the second half of the year we began making important investments to improve the long-term health of our business. These investments included the merchandising and store initiative, which refreshed the look and added new merchandise to our stores, a store-level labor buyout and administrative cost reduction program and the strengthening of our management team. While our financial results for the fourth quarter and full year were disappointing, we believe that the steps we have taken will lead to a stronger Pathmark in fiscal 2006.”

Fiscal 2005 Results

Sales for fiscal 2005 were $3,977.0 million compared to $3,978.5 million in the prior year. Same-store sales decreased 0.8% in fiscal 2005. The Company reported a net loss of $40.1 million, or $0.92 per diluted share, in fiscal 2005, compared to a net loss of $308.6 million, or $10.26 per diluted share, in the prior year. The results for fiscal 2005 and fiscal 2004 included the adjustments listed in Table D. Excluding these adjustments, the fiscal 2005 net loss would have been $26.8 million, or $0.61 per diluted share, and the fiscal 2004 net loss would have been $5.6 million, or $0.19 per diluted share. Adjusted EBITDA in fiscal 2005 (which is reconciled to the net loss in Table E) decreased from $146.4 million to $113.9 million.

Capital investments in fiscal 2005 were $64.5 million. During fiscal 2005, the Company opened two new stores, one of which was a replacement store, closed four stores and completed eight store renovations. Total capital investments for fiscal 2006 are expected to be approximately $70 million.

Pathmark will conduct a conference call at 2:00 p.m. Eastern Daylight Time (EDT) today. The call may be accessed via a simultaneous webcast by visiting www.calleci.com. A replay of the call will be available for 14 days after the completion of the call at 1-877-519-4471, Pass Code 7121328. This press release and other financial and statistical information to be presented on the conference call will be accessible on the web by going to www.pathmark.com, ‘Investor Relations’, then clicking on ‘Press Releases’.

Pathmark Stores, Inc. is a regional supermarket currently operating 141 supermarkets primarily in the New York - New Jersey and Philadelphia metropolitan areas.

Except for historical information contained herein, the matters discussed in this release and the accompanying discussions on the earnings conference call are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, operating costs, earnings estimates, adjusted EBITDA, sales and capital expenditures and are indicated by words or phrases such as “anticipates”, “believes”, “expects”, “forecasts”, “guidance”, “intends”, “may”, “plans”, “projects”, “will” and similar words and phrases. By their nature, such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements are based on management’s assumptions and beliefs in the light of information currently available to it and assume no significant changes in general economic trends, consumer confidence or other risk factors that may affect the forward-looking statements. The Company expressly disclaims any current intention to update the information contained herein. Factors that may affect results include changes in business and economic conditions generally and in the Company’s operating areas, the competitive environment in which the Company operates and other risks detailed from time to time in the Company’s reports and filings available from the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

(Tables attached)

Table A
Pathmark Stores, Inc.
Operating Results (Unaudited)
(in millions, except per share data)

Consolidated Statements of Operations

	13 Weeks Ended		52 Weeks Ended
	January 28, 2006	January 29, 2005	January 28, 2006	January 29, 2005
Sales	$993.3	$996.8	$3,977.0	$3,978.5
Cost of goods sold	(706.7)	(704.7)	(2,846.3)	(2,846.1)

Gross profit	286.6	292.1	1,130.7	1,132.4
Selling, general and administrative expenses	(271.0)	(246.3)	(1,040.9)	(984.9)
Depreciation and amortization	(23.8)	(24.8)	(90.8)	(89.4)
Impairment of goodwill and long-lived assets	—	(309.0)	—	(309.0)

Operating loss	(8.2)	(288.0)	(1.0)	(250.9)
Interest expense, net	(15.2)	(16.2)	(64.7)	(67.0)

Loss before income taxes	(23.4)	(304.2)	(65.7)	(317.9)
Income tax benefit	8.8	2.6	25.6	9.3

Net loss	$(14.6)	$(301.6)	$(40.1)	$(308.6)

Weighted average number of shares outstanding -
basic and diluted	51.7	30.1	43.5	30.1

Net loss per share - basic and diluted	$(0.28)	$(10.03)	$(0.92)	$(10.26)

Supplemental Operating Results Data

	13 Weeks Ended		52 Weeks Ended
	January 28, 2006	January 29, 2005	January 28, 2006	January 29, 2005
Adjusted EBITDA (see Table E)	$27.0	$45.4	$113.9	$146.4

Capital expenditures, including technology	$20.7	$17.3	$64.4	$98.8
Capital lease expenditures, including technology	—	0.4	0.1	15.7
Acquisition of Community Supermarket Corporation	—	—	—	4.5

Total capital investment, including technology	$20.7	$17.7	$64.5	$119.0

Gross profit (% of sales)	28.9%	29.3%	28.4%	28.5%

LIFO charge (% of sales)	0.1%	0.1%	0.1%	0.1%

Selling, general and administrative expenses (% of sales)	27.3%	24.7%	26.1%	24.8%

Adjusted EBITDA (% of sales)	2.7%	4.6%	2.9%	3.7%

Table B
Pathmark Stores, Inc.
Consolidated Balance Sheets (Unaudited)
(in millions)

	January 28, 2006	January 29, 2005
ASSETS
Current assets
Cash and cash equivalents	$73.4	$42.6
Marketable securities	4.0	—
Accounts receivable, net	21.1	19.9
Merchandise inventories	180.6	182.2
Due from suppliers	69.6	74.7
Other current assets	23.9	21.4

Total current assets	372.6	340.8
Property and equipment, net	552.3	575.0
Goodwill	144.7	144.7
Other noncurrent assets	185.0	192.9

Total assets	$1,254.6	$1,253.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$100.2	$102.1
Current maturities of debt	2.1	36.6
Current portion of capital lease obligations	11.1	15.1
Accrued expenses and other current liabilities	167.1	160.3

Total current liabilities	280.5	314.1
Long-term debt	423.8	444.6
Long-term capital lease obligations	168.5	178.3
Other noncurrent liabilities	210.5	251.2

Total liabilities	1,083.3	1,188.2
Stockholders' equity	171.3	65.2

Total liabilities and stockholders' equity	$1,254.6	$1,253.4

Capitalization

	January 28, 2006	January 29, 2005
Debt	$425.9	$481.2
Capital lease obligations	179.6	193.4

Total debt and capital lease obligations	605.5	674.6
Stockholders' equity	171.3	65.2

Total capitalization	$776.8	$739.8

Table C
Pathmark Stores, Inc.
Reconciliation of GAAP Net Loss to Adjusted Net Earnings (Loss) (Unaudited)
(in millions, except per share data)

	13 Weeks Ended
	January 28, 2006			January 29, 2005
	Pretax	Net of Tax	Per diluted share	Pretax	Net of Tax	Per diluted share
As reported loss	$(23.4)	$(14.6)	$(0.28)	$(304.2)	$(301.6)	$(10.03)

Adjustments:
Corporate and store non-union
headcount reduction program
charge	8.4	4.9	0.09	—	—	—
Executive separation agreement
charge	1.0	0.6	0.01	—	—	—
Merchandising and store initiative
charge	0.5	0.2	0.01	—	—	—
Strategic alternative expense	—	—	—	1.3	0.8	0.03
Gain on the sale of property and
equipment	(0.2)	(0.1)	—	—	—	—
Gain on insurance settlement	—	—	—	(1.5)	(0.9)	(0.03)
Impairment of goodwill and
long-lived assets charge	—	—	—	309.0	302.6	10.06
Deferred rent liability - straight-
line rent expense adjustment	—	—	—	(4.4)	(2.6)	(0.09)
Long-term disability - medical
expense adjustment	—	—	—	3.0	1.8	0.06
Depreciation adjustment -
leasehold improvements	—	—	—	2.0	1.2	0.04

Total adjustments	9.7	5.6	0.11	309.4	302.9	10.07

Adjusted earnings (loss)	$(13.7)	$(9.0)	$(0.17)	$5.2	$1.3	$0.04

Table D
Pathmark Stores, Inc.
Reconciliation of GAAP Net Loss to Adjusted Net Loss (Unaudited)
(in millions, except per share data)

	52 Weeks Ended
	January 28, 2006			January 29, 2005
	Pretax	Net of Tax	Per diluted share	Pretax	Net of Tax	Per diluted share
As reported loss	$(65.7)	$(40.1)	$(0.92)	$(317.9)	$(308.6)	$(10.26)

Adjustments:
Corporate and store non-union
headcount reduction program
charge	8.4	4.9	0.11	—	—	—
Executive separation agreements
charge	2.6	1.5	0.04	—	—	—
Merchandising and store initiative
charge	4.7	2.7	0.06	—	—	—
Store labor buyout initiative
charge	3.6	2.1	0.05	—	—	—
Early extinguishment of
mortgage debt	2.8	1.6	0.04	—	—	—
Strategic alternatives expense	1.1	0.6	0.01	1.3	0.8	0.03
Gain on the sale of property and
equipment	(0.2)	(0.1)	—	(1.5)	(0.9)	(0.03)
Gain on insurance settlement	—	—	—	(1.5)	(0.9)	(0.03)
Impairment of goodwill and
long-lived assets charge	—	—	—	309.0	302.6	10.06
Deferred rent liability - straight-
line rent expense adjustment	—	—	—	(4.4)	(2.6)	(0.09)
Long-term disability - medical
expense adjustment	—	—	—	3.0	1.8	0.06
Depreciation adjustment -
leasehold improvements	—	—	—	2.0	1.2	0.04
Early extinguishment of the
previous credit agreement	—	—	—	1.7	1.0	0.03

Total adjustments	23.0	13.3	0.31	309.6	303.0	10.07

Adjusted loss	$(42.7)	$(26.8)	$(0.61)	$(8.3)	$(5.6)	$(0.19)

Table E
Pathmark Stores, Inc.
Reconciliation of GAAP Net Loss to Adjusted EBITDA (Unaudited)
(Dollars in millions)

	13 Weeks Ended		52 Weeks Ended
	January 28, 2006	January 29, 2005	January 28, 2006	January 29, 2005
Net loss	$(14.6)	$(301.6)	$(40.1)	$(308.6)
Adjustments to calculate EBITDA:
Interest expense, net	15.2	16.2	64.7	67.0
Income tax benefit	(8.8)	(2.6)	(25.6)	(9.3)
Depreciation and amortization	23.8	24.8	90.8	89.4
Impairment of goodwill and long-lived assets	—	309.0	—	309.0
Non-cash stock-based compensation expense	0.7	—	1.2	—
LIFO charge	1.0	1.2	2.7	2.0

EBITDA	17.3	47.0	93.7	149.5

Adjustments:
Corporate and store non-union headcount
reduction program charge	8.4	—	8.4	—
Merchandising and store initiative charge	0.5	—	4.7	—
Store labor buyout initiative charge	—	—	3.6	—
Executive separation agreements charge	1.0	—	2.6	—
Strategic alternatives expense	—	1.3	1.1	1.3
Gain on the sale of property and equipment	(0.2)	—	(0.2)	(1.5)
Gain on insurance settlement	—	(1.5)	—	(1.5)
Deferred rent liability - straight-line rent
expense adjustment	—	(4.4)	—	(4.4)
Long-term disability - medical expense
adjustment	—	3.0	—	3.0

Total adjustments	9.7	(1.6)	20.2	(3.1)

Adjusted EBITDA (a)	$27.0	$45.4	$113.9	$146.4

(a)	Adjusted EBITDA represents net loss from operations, excluding interest expense, the impact of taxes, depreciation and amortization, impairment charges, stock-based compensation expense, LIFO adjustments, corporate and store non-union headcount reduction program charge, merchandising and store initiative charge, store labor buyout initiative charge, executive separation agreements charge, strategic alternatives expense, gain on the sale of property and equipment, gain on insurance settlement, deferred rent liability adjustment and long-term disability adjustment. We believe that our investors find Adjusted EBITDA to be a useful analytical tool for measuring our performance and for comparing that performance with the performance of other companies having different capital structures. Adjusted EBITDA is a non-GAAP measure and should not be considered in isolation from, and is not intended to represent an alternative measure of, operating results or of cash flows from operating activities, as determined in accordance with GAAP. Our measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.